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                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the registration statements of Foster Wheeler Corporation on (1) Form S-3 (File No. 33-61809) and (2) Form S-8 (File Nos. 33-34694, 33-40878, 33-59739 and 333-25945) of our report dated
January 27, 1998, on our audits of the consolidated financial statements of Foster Wheeler Corporation and Subsidiaries as of December 26, 1997 and December 27, 1996, and for each of the three years in the period ended December 26, 1997, which report is incorporated by reference in this Annual Report on Form 10-K.







                                                        Coopers & Lybrand L.L.P.

New York, New York
March 18, 1998